Exhibit 10.02

Amendment to
Non-Competition, Non-Solicitation & Severance Benefit Agreement

This Amendment (“Amendment”), dated March 13, 2012, amends that certain Non-Competition, Non-Solicitation & Severance Benefit Agreement (“Agreement”), dated May 5, 2011 between Choice Hotels International, Inc. (“Choice”), a Delaware corporation with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and Patrick Pacious (“Employee”).

WHEREAS, Choice and Employee desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the promises contained in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following terms:

1. Section 8 of the Agreement, entitled “Excise Tax”, is deleted in its entirety.
2. Except as modified herein, all terms and conditions of the Agreement remain in full force and effect.

3. This Amendment shall be governed and construed in accordance with the laws of the State of Maryland, without effect of its conflict of laws principles.

4. The Agreement and this Amendment constitute the entire agreement of the parties concerning their subject matters. Each may only be modified by a written instrument signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above, intending to be legally bound.

CHOICE HOTELS INTERNATIONAL, INC.

/s/ Patrick Cimerola
Patrick Cimerola
Senior Vice President

/s/ Patrick Pacious
Patrick Pacious